Exhibit 99.1

RE/MAX HOLDINGS, INC. REPORTS FOURTH QUARTER AND FULL-YEAR 2021 RESULTS

DENVER, Feb. 23, 2022 /PRNewswire/ --

Full-Year 2021 Highlights
(Compared to full-year 2020 unless otherwise noted)

  Total Revenue increased 23.9% to $329.7 million
  Revenue excluding the Marketing Funds1 increased 22.7% to $247.3 million, and was comprised of 11.8% organic growth2, 9.8% growth from acquisitions and 1.1% growth from foreign currency movements
  Net loss attributable to RE/MAX Holdings, Inc. of $15.6 million and loss per diluted share (GAAP EPS) of $0.84
  Adjusted EBITDA3 increased 29.3% to $119.7 million, Adjusted EBITDA margin3 of 36.3% and Adjusted earnings per diluted share (Adjusted EPS3) of $2.43
  Total agent count increased 3.1% to 141,998 agents
  U.S. and Canada combined agent count increased 1.4% to 85,471 agents
  Total open Motto Mortgage franchises increased 32.6% to 187 offices4

Fourth Quarter 2021 Highlights
(Compared to fourth quarter 2020 unless otherwise noted)

  Total Revenue increased 23.1% to $89.2 million
  Revenue excluding the Marketing Funds increased 21.2% to $66.2 million, and was comprised of 5.0% organic growth, 15.3% growth from acquisitions and 0.9% growth from foreign currency movements
  Net income attributable to RE/MAX Holdings, Inc. of $3.1 million and earnings per diluted share (GAAP EPS) of $0.16
  Adjusted EBITDA increased 30.7% to $31.1 million, Adjusted EBITDA margin of 34.8% and Adjusted earnings per diluted share (Adjusted EPS) of $0.60

Operating Statistics as of January 31, 2022
(Compared to January 31, 2021 unless otherwise noted)

  Total agent count increased 2.9% to 141,716 agents
  U.S. and Canada combined agent count increased 1.1% to 84,911 agents
  Total open Motto Mortgage franchises increased 35.2% to 192 offices

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), the first national mortgage brokerage franchise brand in the U.S., today announced operating results for the fourth quarter and full year ended December 31, 2021.

"Continued solid organic growth from our core operations and strong contributions from our acquisition of the RE/MAX INTEGRA North American regions drove our fourth quarter outperformance," said Adam Contos, RE/MAX Holdings Chief Executive Officer. "The INTEGRA acquisition has been more impactful than we anticipated, generating higher-than-expected agent count, revenue and Adjusted EBITDA.

"We added more than 2,000 RE/MAX agents in Canada year over year, which more than offset softer results in the U.S. On the mortgage side, Motto Mortgage opened nearly 60 offices in 2021 – a record – and we continue to sell franchises at a healthy pace. We believe both brands are well positioned to grow meaningfully in 2022."

Steve Joyce, RE/MAX Holdings Director and incoming Chief Executive Officer, echoed that outlook: "Over the past few years, Adam and the leadership team have done an outstanding job investing for growth, expanding our services and positioning RE/MAX Holdings for continued future success. The strategic investments we've made have significantly diversified our revenue and broadened our growth opportunities. Those investments started to pay off in 2021, and, as evidenced by our 2022 financial guidance, we expect that to continue in the year ahead."

Joyce continued, "I look forward to working with our talented team to further strengthen RE/MAX Holdings. My goals as CEO are straightforward. First, amplify our growth – and revitalize our U.S. agent count growth, in particular – by focusing on a few core strategic initiatives. And, second, work with our Board of Directors to identify our next company leader. I am excited about both opportunities and look forward to sharing more good news in the coming weeks and months."

Fourth Quarter 2021 Operating Results

Agent Count

The following table compares agent count as of December 31, 2021 and 2020:

	As of December 31,		Change
	2021	2020	#	%
U.S.	61,327	62,303	(976)	(1.6)
Canada	24,144	21,947	2,197	10.0
Subtotal	85,471	84,250	1,221	1.4
Outside the U.S. & Canada	56,527	53,542	2,985	5.6
Total	141,998	137,792	4,206	3.1

Revenue

RE/MAX Holdings generated $89.2 million in the fourth quarter of 2021, an increase of $16.7 million, or 23.1%, compared to $72.4 million in the fourth quarter of 2020. Revenue excluding the Marketing Funds was $66.2 million in the fourth quarter of 2021, an increase of 21.2% versus the same period in 2020. This increase was comprised of 5.0% organic growth, 15.3% acquisitive growth and 0.9% growth from foreign-currency movements. Organic growth increased primarily due to fewer agent recruiting initiatives versus the prior year, a price increase in RE/MAX continuing franchise fees, increased events-related revenue, and Motto growth. Growth attributable to acquisitions was due to revenue from the RE/MAX INTEGRA North American regions acquisition.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, increased $9.0 million, or 26.6%, compared to the fourth quarter of 2020 and accounted for 64.6% of revenue (excluding the Marketing Funds) in the fourth quarter of 2021 compared to 61.8% of revenue in the prior-year period.

Operating Expenses

Total operating expenses were $78.7 million for the fourth quarter of 2021, an increase of $13.2 million, or 20.1%, compared to $65.5 million in the fourth quarter of 2020. Fourth quarter 2021 total operating expenses increased primarily due to higher selling, operating and administrative expenses; increased Marketing Funds expenses; and higher depreciation and amortization expenses.

Selling, operating and administrative expenses were $46.3 million in the fourth quarter of 2021, an increase of $5.5 million, or 13.6%, compared to the fourth quarter of 2020 and represented 69.9% of revenue, excluding the Marketing Funds, compared to 74.6% in the prior-year period. Fourth quarter 2021 selling, operating and administrative expenses increased primarily due to an increase in acquisition-related expenses, higher travel and events expenses, and higher personnel costs from headcount increases.

Fourth quarter 2021 depreciation and amortization expenses increased primarily due to incremental acquisition-related amortization expense and placing internally developed software into service.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $3.1 million for the fourth quarter of 2021 compared to $1.4 million the fourth quarter of 2020. Reported basic and diluted GAAP income per share were $0.17 and $0.16, respectively, for the fourth quarter of 2021 compared to basic and diluted GAAP EPS of $0.07 each in the fourth quarter of 2020.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $31.1 million for the fourth quarter of 2021, an increase of $7.3 million, or 30.7%, compared to the fourth quarter of 2020. Fourth quarter 2021 Adjusted EBITDA increased primarily due to contributions from the acquisition of RE/MAX INTEGRA's North American regions. Adjusted EBITDA also increased due to incremental revenue from fewer agent recruiting initiatives in the current year and increased revenue from a price increase in RE/MAX continuing franchise fees partially offset by increased travel costs and continued investment in our mortgage business. Adjusted EBITDA margin was 34.8% in the fourth quarter of 2021, up compared to 32.8% in the fourth quarter of 2020.

Adjusted basic and diluted EPS were $0.61 and $0.60, respectively, for the fourth quarter of 2021 compared to Adjusted basic and diluted EPS of $0.48 and $0.47, respectively, for the fourth quarter of 2020. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended December 31, 2021 assumes RE/MAX Holdings owned 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX Holdings had in RMCO was 60.0% for the quarter ended December 31, 2021.

Balance Sheet

As of December 31, 2021, the Company had cash and cash equivalents of $126.3 million, an increase of $24.9 million from December 31, 2020. As of December 31, 2021, the Company had $452.1 million of outstanding debt, net of an unamortized debt discount and issuance costs, compared to $223.6 million as of December 31, 2020.

Share Repurchase Program

RE/MAX Holdings previously announced on January 11, 2022, that its Board of Directors authorized a common stock repurchase program of up to $100 million, reflecting confidence in the Company's performance and the strength of its balance sheet.

Dividend

On February 22, 2022, the Company announced that its Board of Directors approved a quarterly cash dividend of $0.23 per share of Class A common stock. The quarterly dividend is payable on March 16, 2022, to shareholders of record at the close of business on March 4, 2022.

Outlook

The Company's first quarter and full-year 2022 Outlook assumes no further currency movements, acquisitions or divestitures.

For the first quarter of 2022, RE/MAX Holdings expects:

  Agent count to increase 1.5% to 2.5% over first quarter 2021;
  Revenue in a range of $88.0 million to $92.0 million (including revenue from the Marketing Funds in a range of $22.0 million to $24.0 million); and
  Adjusted EBITDA in a range of $25.0 million to $28.0 million.

For the full-year 2022, the Company expects:

  Agent count to increase 2.0% to 4.0% over full-year 2021;
  Revenue in a range of $366.0 million to $376.0 million (including revenue from the Marketing Funds in a range of $91.5 million to $95.5 million); and
  Adjusted EBITDA in a range of $130.0 million to $135.0 million.

Webcast and Conference Call

The Company will host a conference call for interested parties on Thursday, February 24, 2022, beginning at 8:30 a.m. Eastern Time. Interested parties can register in advance for the conference call using the link below:

https://conferencingportals.com/event/tTSuEepd

Interested parties also can access a live webcast through the Investor Relations section of the Company's website at http://investors.remaxholdings.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnotes:

1Revenue excluding the Marketing Funds is a non-GAAP measure of financial performance that differs from the U.S. Generally Accepted Accounting Principles and a reconciliation to the most directly comparable U.S. GAAP measure is as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue excluding the Marketing Funds:
Total revenue	$89,163	$72,449	$329,701	$266,001
Less: Marketing Funds fees	22,935	17,825	82,391	64,402
Revenue excluding the Marketing Funds	$66,228	$54,624	$247,310	$201,599

2The Company defines organic revenue growth as revenue growth from continuing operations excluding (i) revenue from Marketing Funds, (ii) revenue from acquisitions, and (iii) the impact of foreign currency movements. The Company defines revenue from acquisitions as the revenue generated from the date of an acquisition to its first anniversary (excluding Marketing Funds revenue related to acquisitions where applicable).

3Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

4Total open Motto Mortgage franchises includes only "bricks and mortar" offices with a unique physical address with rights granted by a full franchise agreement with Motto Franchising, LLC and excludes any "virtual" offices or "Branchises".

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world's leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 140,000 agents in almost 9,000 offices and a presence in over 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 175 offices across almost 40 states.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: agent count; franchise sales; revenue; operating expenses; the Company's outlook for the first quarter and full year 2022; non-GAAP financial measures; housing and mortgage market conditions; the benefits of strategic investment including statements about investments diversifying and broadening revenue and growth opportunities; our current goals and strategic priorities including the identification of the next leader for the Company; the Company's share repurchase program; and the Company's strategic and operating plans and business models. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) the global COVID-19 pandemic, which continues to pose significant and widespread risks and ongoing uncertainty for the Company's business, including the Company's agents, loan originators, franchisees and employees, as well as home buyers and sellers, (2) changes in the real estate market or interest rates and availability of financing, (3) changes in business and economic activity in general, (4) the Company's ability to attract and retain quality franchisees, (5) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (6) changes in laws and regulations, (7) the Company's ability to enhance, market, and protect its brands, including the RE/MAX and Motto Mortgage brands, (8) the Company's ability to implement its technology initiatives, (9) risks and uncertainties related to the share repurchase program including the timing, amount and the price at which any share repurchases might be made in connection with the program, (10) risks related to the Company's CEO transition, (11) fluctuations in foreign currency exchange rates, and (12) those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

TABLE 1
RE/MAX Holdings, Inc. Consolidated Statements of Income (Loss) (In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue:
Continuing franchise fees	$33,711	$24,997	$118,504	$90,217
Annual dues	9,041	8,771	35,549	35,075
Broker fees	16,805	14,701	65,456	50,028
Marketing Funds fees	22,935	17,825	82,391	64,402
Franchise sales and other revenue	6,671	6,155	27,801	26,279
Total revenue	89,163	72,449	329,701	266,001
Operating expenses:
Selling, operating and administrative expenses	46,282	40,757	179,873	128,998
Marketing Funds expenses	22,935	17,825	82,391	64,402
Depreciation and amortization	9,097	6,952	31,333	26,106
Settlement and impairment charges	412	—	46,035	7,902
Total operating expenses	78,726	65,534	339,632	227,408
Operating income (loss)	10,437	6,915	(9,931)	38,593
Other expenses, net:
Interest expense	(3,807)	(2,195)	(11,344)	(9,223)
Interest income	16	12	217	340
Foreign currency transaction gains (losses)	(21)	73	(839)	(2)
Loss on early extinguishment of debt	—	—	(264)	—
Total other expenses, net	(3,812)	(2,110)	(12,230)	(8,885)
Income (loss) before provision for income taxes	6,625	4,805	(22,161)	29,708
Provision for income taxes	(1,005)	(2,578)	(2,459)	(9,162)
Net income (loss)	$5,620	$2,227	$(24,620)	$20,546
Less: net income (loss) attributable to non-controlling interest	2,511	860	(9,004)	9,296
Net income (loss) attributable to RE/MAX Holdings, Inc.	$3,109	$1,367	$(15,616)	$11,250

Net income (loss) attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.17	$0.07	$(0.84)	$0.62
Diluted	$0.16	$0.07	$(0.84)	$0.61
Weighted average shares of Class A common stock outstanding
Basic	18,806,194	18,386,709	18,690,442	18,170,348
Diluted	19,112,039	18,748,412	18,690,442	18,324,246
Cash dividends declared per share of Class A common stock	$0.23	$0.22	$0.92	$0.88

TABLE 2
RE/MAX Holdings, Inc. Consolidated Balance Sheets (In thousands, except share and per share amounts) (Unaudited)

	As of December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$126,270	$101,355
Restricted cash	32,129	19,872
Accounts and notes receivable, current portion, net of allowances	34,611	29,985
Income taxes receivable	1,754	1,222
Other current assets	16,010	13,938
Total current assets	210,774	166,372
Property and equipment, net of accumulated depreciation	12,686	7,872
Operating lease right of use assets	36,523	38,878
Franchise agreements, net	143,832	69,802
Other intangible assets, net	32,530	29,969
Goodwill	269,115	165,358
Deferred tax assets, net	51,314	50,702
Income taxes receivable, net of current portion	1,803	1,980
Other assets, net of current portion	17,556	15,435
Total assets	$776,133	$546,368
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,189	$2,108
Accrued liabilities	96,768	68,571
Income taxes payable	2,546	9,579
Deferred revenue	27,178	25,282
Current portion of debt	4,600	2,428
Current portion of payable pursuant to tax receivable agreements	3,610	3,590
Operating lease liabilities	6,328	5,687
Total current liabilities	146,219	117,245
Debt, net of current portion	447,459	221,137
Payable pursuant to tax receivable agreements, net of current portion	26,893	29,974
Deferred tax liabilities, net	14,699	490
Deferred revenue, net of current portion	18,929	19,864
Operating lease liabilities, net of current portion	45,948	50,279
Other liabilities, net of current portion	6,919	5,722
Total liabilities	707,066	444,711
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $.0001 per share, 180,000,000 shares authorized; 18,806,194 and 18,390,691 shares issued and outstanding as of December 31, 2021 and 2020, respectively	2	2
Class B common stock, par value $.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of December 31, 2021 and 2020, respectively	—	—
Additional paid-in capital	515,443	491,422
Retained earnings (accumulated deficit)	(7,821)	25,628
Accumulated other comprehensive income, net of tax	650	612
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	508,274	517,664
Non-controlling interest	(439,207)	(416,007)
Total stockholders' equity	69,067	101,657
Total liabilities and stockholders' equity	$776,133	$546,368

TABLE 3
RE/MAX Holdings, Inc. Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Year Ended December 31,
	2021	2020	2019
Cash flows from operating activities:
Net income (loss)	$(24,620)	$20,546	$47,314
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	31,333	26,106	21,792
Impairment charge - leased assets	—	7,902	—
Impairment charge - goodwill	5,123	—	—
Bad debt expense	(1,345)	2,903	4,964
Loss on early extinguishment of debt	264	—	—
Equity-based compensation expense	34,298	16,267	10,934
Deferred income tax expense (benefit)	(2,528)	1,899	2,383
Fair value adjustments to contingent consideration	309	814	241
Non-cash change in tax receivable agreements liability	382	—	—
Non-cash lease expense (benefit)	(1,335)	(508)	—
Other, net	522	1,051	1,252
Changes in operating assets and liabilities
Accounts and notes receivable, current portion	3,329	(3,460)	(5,614)
Other current and noncurrent assets	(2,090)	(10,665)	(6,084)
Other current and noncurrent liabilities	11,882	9,035	6,737
Payments pursuant to tax receivable agreements	(3,444)	(3,562)	(3,556)
Income taxes receivable/payable	(9,775)	2,109	178
Deferred revenue, current and noncurrent	137	410	(1,566)
Net cash provided by operating activities	42,442	70,847	78,975
Cash flows from investing activities:
Purchases of property, equipment and capitalization of software	(15,239)	(6,903)	(13,226)
Acquisitions, net of cash acquired of $14.1 million, $0.9 million and $0.1 million, respectively	(180,002)	(10,627)	(14,945)
Restricted cash acquired	—	—	28,495
Other	319	—	(1,200)
Net cash used in investing activities	(194,922)	(17,530)	(876)
Cash flows from financing activities:
Proceeds from the issuance of debt	458,850	—	—
Payments on debt	(227,390)	(2,634)	(2,622)
Capitalized debt amendment costs	(3,871)	—	—
Distributions paid to non-controlling unitholders	(14,206)	(14,058)	(15,430)
Dividends and dividend equivalents paid to Class A common stockholders	(17,833)	(16,354)	(15,074)
Payments related to tax withholding for share-based compensation	(5,329)	(2,544)	(1,110)
Payment of contingent consideration	(869)	(409)	(306)
Net cash provided by (used in) financing activities	189,352	(35,999)	(34,542)
Effect of exchange rate changes on cash	300	308	70
Net increase in cash, cash equivalents and restricted cash	37,172	17,626	43,627
Cash, cash equivalents and restricted cash, beginning of period	121,227	103,601	59,974
Cash, cash equivalents and restricted cash, end of period	$158,399	$121,227	$103,601

TABLE 4
RE/MAX Holdings, Inc. Agent Count (Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020	2020	2020	2020	2019
Agent Count:
U.S.
Company-Owned Regions	53,946	54,578	48,025	48,041	48,212	48,263	47,886	48,840	49,267
Independent Regions	7,381	7,429	14,403	14,220	14,091	14,041	13,791	13,828	13,854
U.S. Total	61,327	62,007	62,428	62,261	62,303	62,304	61,677	62,668	63,121
Canada
Company-Owned Regions	19,596	19,207	6,387	6,262	6,182	6,135	6,102	6,217	6,338
Independent Regions	4,548	4,442	16,679	16,248	15,765	15,363	15,193	15,306	15,229
Canada Total	24,144	23,649	23,066	22,510	21,947	21,498	21,295	21,523	21,567
U.S. and Canada Total	85,471	85,656	85,494	84,771	84,250	83,802	82,972	84,191	84,688
Outside U.S. and Canada
Independent Regions	56,527	55,280	54,707	55,443	53,542	50,967	48,933	47,625	46,201
Outside U.S. and Canada Total	56,527	55,280	54,707	55,443	53,542	50,967	48,933	47,625	46,201
Total	141,998	140,936	140,201	140,214	137,792	134,769	131,905	131,816	130,889

TABLE 5
RE/MAX Holdings, Inc. Adjusted EBITDA Reconciliation to Net Income (Loss) (In thousands, except percentages) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss) (1)	$5,620	$2,227	$(24,620)	$20,546
Depreciation and amortization (1)	9,097	6,952	31,333	26,106
Interest expense	3,807	2,195	11,344	9,223
Interest income	(16)	(12)	(217)	(340)
Provision for income taxes (1)	1,005	2,578	2,459	9,162
EBITDA	19,513	13,940	20,299	64,697
(Gain) loss on sale or disposition of assets	15	633	5	600
Loss on contract settlement (2)	400	—	40,900	—
Loss on extinguishment of debt (3)	—	—	264	—
Impairment charge - leased assets (4)	—	—	—	7,902
Impairment charge - goodwill (5)	—	—	5,123	—
Equity-based compensation expense	6,983	7,920	34,298	16,267
Acquisition-related expense (6)	3,119	460	17,422	2,375
Fair value adjustments to contingent consideration (7)	(21)	919	309	814
Other	1,057	(97)	1,057	(97)
Adjusted EBITDA (8)	$31,066	$23,775	$119,677	$92,558
Adjusted EBITDA Margin (8)	34.8%	32.8%	36.3%	34.8%

(1)	Amounts for the three months ended December 31, 2020 have been restated to reflect the immaterial correction of amortization for certain acquired Independent Regions.
(2)	Represents the effective settlement of the pre-existing master franchise agreement with RE/MAX INTEGRA that was recognized with the acquisition.
(3)	Represents the loss recognized in connection with the amended and restated Senior Secured Credit Facility.
(4)	Represents the impairment recognized on a portion of the Company's corporate headquarters office building in the prior year.
(5)	Lower-than-expected adoption rates on the First technology, resulted in downward revision to long-term forecasts, resulting in an impairment charge to the First reporting unit goodwill.
(6)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with the evaluation, due diligence, execution and integration of acquisitions.
(7)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(8)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 6
RE/MAX Holdings, Inc. Adjusted Net Income (Loss) and Adjusted Earnings per Share (In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2021	2020		2021	2020
Net income (loss) (1)	$5,620		$2,227	$(24,620)	$20,546
Amortization of acquired intangible assets (1)	6,979		4,748	22,557	18,879
Provision for income taxes (1)	1,005	—	2,578	2,459	9,162
Add-backs:
(Gain) loss on sale or disposition of assets	15		633	5	600
Loss on contract settlement (2)	400		—	40,900	—
Loss on extinguishment of debt (3)	—		—	264	—
Impairment charge - leased assets (4)	—		—	—	7,902
Impairment charge - goodwill (5)	—		—	5,123	—
Equity-based compensation expense	6,983		7,920	34,298	16,267
Acquisition-related expense (6)	3,119		460	17,422	2,375
Fair value adjustments to contingent consideration (7)	(21)		919	309	814
Other	1,057		(97)	1,057	(97)
Adjusted pre-tax net income	25,157		19,388	99,774	76,448
Less: Provision for income taxes at 24% (8)	(6,038)		(4,653)	(23,946)	(18,348)
Adjusted net income (9)	$19,119		$14,735	$75,828	$58,100

Total basic pro forma shares outstanding	31,365,794		30,946,309	31,250,042	30,729,948
Total diluted pro forma shares outstanding	31,671,639		31,308,012	31,250,042	30,883,846

Adjusted net income basic earnings per share (9)	$0.61		$0.48	$2.43	$1.89
Adjusted net income diluted earnings per share (9)	$0.60		$0.47	$2.43	$1.88

(1)	Amounts for the three months ended December 31, 2020 have been restated to reflect the immaterial correction of amortization for certain acquired Independent Regions.
(2)	Represents the effective settlement of the pre-existing master franchise agreement with RE/MAX INTEGRA that was recognized with the acquisition.
(3)	Represents the loss recognized in connection with the amended and restated Senior Secured Credit Facility.
(4)	Represents the impairment recognized on a portion of the Company's corporate headquarters office building in the prior year.
(5)	Lower-than-expected adoption rates of the First technology, resulted in downward revision to long-term forecasts, resulting in an impairment charge to the First reporting unit goodwill.
(6)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with the evaluation, due diligence, execution, and integration of acquisitions.
(7)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(8)

24% is an estimate of the long-term tax rate assuming the exchange of all outstanding non-controlling interest partnership units for Class A Common Stock that (a) removes the impact of unusual, non-recurring tax matters, and (b) does not estimate the residual impacts to foreign taxes of additional step-ups in tax basis from an exchange because that is dependent on stock prices at the time of such exchange and the calculation is impracticable.

(9)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 7
RE/MAX Holdings, Inc. Pro Forma Shares Outstanding (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,806,194	18,386,709	18,690,442	18,170,348
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	31,365,794	30,946,309	31,250,042	30,729,948

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,806,194	18,386,709	18,690,442	18,170,348
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	305,845	361,703	—	153,898
Total diluted pro forma weighted average shares outstanding	31,671,639	31,308,012	31,250,042	30,883,846

(1) In accordance with the treasury stock method.

TABLE 8
RE/MAX Holdings, Inc. Adjusted Free Cash Flow & Unencumbered Cash (Unaudited)

	Year Ended
	December 31,
	2021	2020
Cash flow from operations (1)	$42,442	$70,847
Less: Purchases of property, equipment and capitalization of software	(15,239)	(6,903)
(Increases) decreases in restricted cash of the Marketing Funds (2)	(12,257)	728
Adjusted free cash flow (3)	14,946	64,672

Adjusted free cash flow (3)	14,946	64,672
Less: Tax/Other non-dividend distributions to RIHI	(2,650)	(3,006)
Adjusted free cash flow after tax/non-dividend distributions to RIHI (3)	12,296	61,666

Adjusted free cash flow after tax/non-dividend distributions to RIHI (3)	12,296	61,666
Less: Debt principal payments	(3,553)	(2,634)
Unencumbered cash generated (3)	$8,743	$59,032

Summary
Cash flow from operations	$42,442	$70,847
Adjusted free cash flow (3)	$14,946	$64,672
Adjusted free cash flow after tax/non-dividend distributions to RIHI (3)	$12,296	$61,666
Unencumbered cash generated (2)	$8,743	$59,032

Adjusted EBITDA (3)	$119,677	$92,558
Adjusted free cash flow as % of Adjusted EBITDA (3)	12.5%	69.9%
Adjusted free cash flow less distributions to RIHI as % of Adjusted EBITDA (3)	10.3%	66.6%
Unencumbered cash generated as % of Adjusted EBITDA (3)	7.3%	63.8%

(1)

Cash flow from operations was significantly lower in 2021 due to the allocation of $40.9 million of the total consideration paid to RE/MAX INTEGRA toward a loss on settlement of the pre-existing franchise contracts, which resulted in a corresponding reduction to cash flow from operations.  Such amount is unusual and not expected to recur in future periods.

(2)

This line reflects any subsequent changes in the restricted cash balance (which under GAAP reflects as either (a) an increase or decrease in cash flow from operations or (b) an incremental amount of purchases of property and equipment and capitalization of developed software) so as to remove the impact of changes in restricted cash in determining adjusted free cash flow.

(3)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and adjusted free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

Revenue excluding the Marketing Funds is calculated directly from our consolidated financial statements as Total revenue less Marketing Funds fees. See Footnotes for a reconciliation to the most directly comparable U.S. GAAP measure.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, and other non-recurring items.

Because Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  these measures do not reflect changes in, or cash requirements for, the Company's working capital needs;
  these measures do not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  these measures do not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  these measures do not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  these measures do not reflect the cash requirements pursuant to the tax receivable agreements;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;
  although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and
  other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition-related expense, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, non-cash impairment charges, acquisition-related expense and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company's performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

  facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;
  facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company's operating performance; and
  eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company's operating performance.

Adjusted free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to adjusted free cash flow is removed. The Company believes adjusted free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential Independent Region and strategic acquisitions, dividend payments or other strategic uses of cash.

Adjusted free cash flow after tax and non-dividend distributions to RIHI is calculated as adjusted free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company's consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company's ongoing tax and non-dividend distribution obligations to its non-controlling interest, adjusted free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as adjusted free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company's excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

Investor Contact: Andy Schulz, (303) 796-3287, aschulz@remax.com; Media Contact: Samantha Rotbart, (303) 796-3303, srotbart@remax.com